EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, W. Anthony Vernon, Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft’s Annual Report on Form 10-K for the period ended December 29, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft’s Annual Report on Form 10-K fairly presents in all material respects Kraft’s financial condition and results of operations.

/S/ W. ANTHONY VERNON
W. Anthony Vernon
Chief Executive Officer
March 21, 2013

I, Timothy R. McLevish, Executive Vice President and Chief Financial Officer of Kraft Foods Group, Inc. (“Kraft”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Kraft’s Annual Report on Form 10-K for the period ended December 29, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Kraft’s Annual Report on Form 10-K fairly presents in all material respects Kraft’s financial condition and results of operations.

/S/ TIMOTHY R. MCLEVISH
Timothy R. McLevish
Executive Vice President and
Chief Financial Officer
March 21, 2013

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Kraft and will be retained by Kraft and furnished to the Securities and Exchange Commission or its staff upon request